                                                                  EXHIBIT (1)(F)

                            UST MASTER FUNDS, INC.

                            ARTICLES SUPPLEMENTARY

          UST Master Funds, Inc., a Maryland Corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Company, an open-end investment company registered under the Investment Company Act of 1940, has increased the total number of shares of capital stock which the Company shall have authority to issue pursuant to the following resolution:

          RESOLVED, that the total number of shares of capital stock which UST Master Funds, Inc. (the "Company") shall have authority to issue be increased to Ten Billion (10,000,000,000) shares of Common Stock of the par value of One Mill ($0.001) per share, and of the aggregate par value of Ten Million Dollars ($10,000,000);

          SECOND: The Board of Directors of the Company has classified the unissued and unclassified capital stock of the Company, authorized under the immediately preceding resolution, pursuant to the following resolution:

          FURTHER RESOLVED, that the six billion unclassified shares of Common Stock authorized pursuant to the preceding resolution be classified hereinafter as follows: Five Hundred Million (500,000,000) shares of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000) to be classified as, and added to the previously authorized and classified shares of, Class A Common Stock; Five Hundred Million

     (500,000,000) shares of the par value of one Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000) to be classified as, and added to the previously authorized and classified shares of, Class A Common Stock - Special Series 1; Seven Hundred Fifty Million (750,000,000) shares of the par value of One Mill ($0.001) per share and of the aggregate par value of Seven Hundred Fifty Thousand Dollars ($750,000) to be classified as, and added to the previously authorized and classified shares of, Class B Common Stock; Seven Hundred Fifty Million (750,000,000) shares of the par value of One Mill ($0.001) per share and of the aggregate par value of Seven Hundred Fifty Thousand Dollars ($750,000) to be classified as, and added to the previously authorized and classified shares of, Class B Common Stock -Special Series 1; One Hundred Seventy-Five Million (175,000,000) shares of the par value of One Mill ($0.001) per share and of the aggregate par value of One Hundred Seventy-Five Thousand Dollars ($175,000) to be classified as, and added to the previously authorized and classified shares of, Class D Common Stock; Two Hundred Million (200,000,000) shares of the par value of one Mill ($0.001) per share and of the aggregate par value of Two Hundred Thousand Dollars ($200,000) to be classified as, and added to the previously authorized and classified shares of, Class D Common Stock -Special Series 1; and the remaining Three Billion one Hundred Twenty-Five Million (3,125,000,000) shares of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Million One Hundred Twenty-Five Thousand Dollars ($3,125,000) shall remain unclassified;

          FURTHER RESOLVED, that each new share of Class A Common Stock, Class A Common Stock - Special Series 1, Class B Common Stock, Class B Common
     Stock -Special Series 1, Class D Common Stock, and Class D Common Stock - Special Series 1, authorized and classified pursuant to the foregoing resolution, shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share of its respective class or series; and

          THIRD: Immediately before the increase set forth in Article FIRST, the Company was authorized to issue Four Billion shares of Common Stock of the par value of One Mill ($0.001) per share, and of the aggregate par value of Four Million Dollars ($4,000,000), classified as follows:

          Class A Common Stock: one Billion (1,000,000,000) shares of capital
          --------------------
     stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of one Million Dollars ($1,000,000);

          Class A Common Stock - Special Series 1: Five Hundred Million
          ---------------------------------------
     (500,000,000) shares of the total stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class B Common Stock: Seven Hundred Fifty Million (750,000,000) shares
          --------------------
     of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Seven Hundred Fifty Thousand Dollars ($750,000);

          Class B Common Stock - Special Series 1:  Two Hundred Fifty Million
          ---------------------------------------
     (250,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000);

          Class C Common Stock: Three Hundred Seventy Five Million (375,000,000)
          --------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Hundred Seventy Five Thousand Dollars ($375,000);

          Class D Common Stock: Two Hundred Million (200,000,000) shares of
          --------------------
     capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Two Hundred Thousand Dollars ($200,000);

          Class D Common Stock - Special Series 1: One Hundred Seventy Five
          ---------------------------------------
     Million (175,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of one Hundred Seventy Five Thousand Dollars ($175,000);

          Class E Common Stock: Three Hundred Seventy Five Million (375,000,000)
          --------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Hundred Seventy Five Thousand Dollars ($375,000); and

          Class F Common Stock: Three Hundred Seventy Five Million (375,000,000)
          --------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Hundred Seventy Five Thousand Dollars ($375,000).

There were no authorized and unclassified shares of capital stock of the Company as of immediately before such increase.

          FOURTH: Immediately following the increase set forth in Article FIRST, the Company was authorized to issue Ten Billion shares of Common Stock of the par value of One Mill ($0.001) per share and of the aggregate par value of Ten Million Dollars ($10,000,000), classified as follows:

          Class A Common Stock: One Billion Five Hundred Million (1,500,000,000)
          --------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Five Hundred Thousand Dollars ($1,500,000);

          Class A Common Stock - Special Series 1: One Billion (1,000,000,000)
          ---------------------------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000);

          Class B Common Stock: One Billion Five Hundred Million (1,500,000,000)
          --------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Five Hundred Thousand Dollars ($1,500,000);

          Class B Common Stock - Special Series 1: One Billion (1,000,000,000)
          ---------------------------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000);

          Class C Common Stock: Three Hundred Seventy Five Million (375,000,000)
          --------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Hundred Seventy Five Thousand Dollars ($375,000);

          Class D Common Stock: Three Hundred Seventy Five Million (375,000,000)
          --------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Hundred Seventy Five Thousand Dollars ($375,000);

          Class D Common Stock - Special Series 1: Three Hundred Seventy Five
          ---------------------------------------
     Million (375,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Hundred Seventy Five Thousand Dollars ($375,000);

          Class E Common Stock: Three Hundred Seventy Five Million (375,000,000)
          --------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Hundred Seventy Five Thousand Dollars ($375,000); and

          Class F Common Stock: Three Hundred Seventy Five Million (375,000,000)
          --------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Hundred Seventy Five Thousand Dollars ($375,000);

The total number of authorized and unclassified shares of capital stock of the Company remaining after the actions described above is Three Billion One Hundred Twenty Five Million (3,125,000,000) shares of capital stock of the par value of One Mill ($0.001) and of the aggregate par value of Three Million one Hundred Twenty Five Thousand Dollars ($3,125,000).

          FIFTH: the shares of Class A Common Stock, Class A Common Stock - Special Series 1, Class B Common Stock, Class B Common Stock - Special Series 1, Class D Common Stock and Class D Common Stock - Special Series 1 of the Company, classified pursuant to the resolutions set forth in Article SECOND of these Articles Supplementary, have been classified by the Company's Board of Directors under the authority contained in the Charter of the Company.

          IN WITNESS WHEREOF, UST Master Funds, Inc. has caused these presents to be signed in its name and on its behalf by its

President and its corporate seal to be hereunto affixed and attested to by its Secretary as of October 26, 1990.

[SEAL]                             UST MASTER FUNDS, INC.

Attest:


/s/ W. Bruce McConnel, III         By:  /s/ Karen A. G. Loud
--------------------------              --------------------
W. Bruce McConnel, III,                 Karen A. G. Loud,
Secretary                               President

                                  CERTIFICATE

          THE UNDERSIGNED, President of UST MASTER FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of her knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.


                                        /s/Karen A. G. Loud
                                        ------------------------
                                        Karen A. G. Loud
                                        President

Dated as of:  October 26, 1990

DOCUMENT CODE   16    BUSINESS CODE   03    COUNTY   74
              ------                ------         ------

# D1750454        P.A. _____  Religious  ____ Close  ____ Stock  ____ Nonstock
---------------

Merging                                      Surviving
(Transferor)_____________________            (Transferee)____________________
_________________________________            ________________________________
_________________________________            ________________________________
_________________________________            ________________________________

CODE      AMOUNT    FEE REMITTED
----      ------    ------------
10        ------    Expedited Fee                             Name Change
                                                              -----------
                                                              (New Name)________________
20         130      Organ. & Capitalization                   --------------------------
         -------                                              --------------------------
61       -------    Rec. Fee (Arts. of Inc.)                  _____  Change of Name
                                                              _____  Change of Principal Office
62          20      Rec. Fee (Amendment)                      _____  Change of Resident Agent
         -------                                              _____  Change of Resident Agent Address
63       -------    Rec. Fee (Merger or Consolidation)        _____  Resignation of Resident Agent
64       -------    Rec. Fee (Transfer)                       _____  Designation of Resident Agent and
                                                                     Resident Agent's Address
65       -------    Rec. Fee (Dissolution)                    _____  Other Change _____________
                                                                     __________________________
66       _______    Rec. Fee (Revival)
52       _______    Foreign Qualification
50       _______    Cert. of Qual. or Reg.
51       _______    Foreign Name Registration
13          21       2  Certified Copy  14p
         -------     -                  ---
56       _______    Penalty
54       _______    For. Supplemental Cert.
53       _______    Foreign Resolution
73       _______    Certificate of Conveyance
                    _________________________
                    _________________________
76       _______    Certificate of Merger/Transfer
                    _________________________
                    _________________________
75       _______    Special Fee
80       _______    For. Limited Partnership
83       _______    Cert. Limited Partnership
84       _______    Amendment to Limited Partnership
85       _______    Termination of Limited Partnership
21       _______    Recordation Tax
22       _______    State Transfer Tax
23       _______    Local Transfer Tax
31       _______    ____ Corp. Good Standing
NA       _______    Foreign Corp. Registration
87       _______    _____ Limited Part. Good Standing

71       _______    Financial
600      _______    _______________ Personal           Code    063
                                                           ------------
                    Property Reports and
                    __________________ late filing
                    penalties

70       _______    Change of P.O., R.A. or R.A.A.     ATTENTION:  Leah Schuman
                                                                 ------------------------
                                                       __________________________________
                                                       __________________________________

91       _______    Amend/Cancellation, For. Limited
                    Part.
__       _______    Other _____________________        MAIL TO ADDRESS:__________________
                                                       __________________________________
                                                       __________________________________
__       _______    Other______________________        __________________________________
                                                       __________________________________
                                                       __________________________________
TOTAL      171
FEES     ------

                    X    Check  _______ Cash           NOTE:
                 -------                               ----
      _______  Documents on _____ checks

APPROVED BY:     JS
            --------------